Exhibit 99(a)(1)(J)
HOME E MAIL CONTACT US Need Help? EMAIL :glu@sos-team.com Welcome to Glu's Option Exchange Program website! Please enter your Glu email address and Password If you have misplaced or did not receive your password, please send an email to glu@sos-team.com. Email Address: Passwords: (Case Sensitive) ENTER

HOME E MAIL CONTACT US LOG OUT Need Help? EMAIL:glu@sos-team.com Change Password Election Info Make An Election GLU MOBILE INC. OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS FOR NEW OPTIONS OVERVIEW Glu Mobile Inc. (“Glu”) is conducting a voluntary stock option exchange program (the “Option Exchange Program”) for all eligible U.S. and U.K. employees of Glu and its subsidiaries who have stock options with an exercise price equal to or above $1.25 per share that were granted under Glu’s Amended and Restated 2001 Stock Option Plan or Glu’s 2007 Equity Incentive Plan before the commencement of the Option Exchange Program (“Eligible Options”). Through this program, you may elect to exchange your Eligible Options for new stock options with the terms described in the Offer to Exchange and the other offering materials that follow. These materials and other information relating to the Option Exchange Program are contained in the Tender Offer Statement on Schedule TO filed with the United States Securities and Exchange Commission and the exhibits thereto (the “Offering Materials”). To participate in the Option Exchange Program, you must complete the Election Form and acknowledge all of the terms and conditions of the Option Exchange Program by the Option Exchange Program Deadline (defined below). Please note that only U.S. and U.K. employees of Glu and its U.S. and U.K. subsidiaries as of the commencement of the Option Exchange Program, who continue to be employees of Glu or its subsidiaries through the Option Exchange Program Deadline may participate in the Option Exchange Program. The Option Exchange Program will remain open until 5:30 p.m., Pacific Time, on May 20, 2009 (the “Option Exchange Program Deadline”), unless extended by Glu. If you do not make your election on this website (or another permitted method under the Offer to Exchange) by the Option Exchange Program Deadline, you will not be able to participate in the Option Exchange Program. Please direct any questions or requests for assistance regarding the Option Exchange Program to glu@sos-team.com. View Election Info

HOME E MAIL CONTACT US LOG OUT Need Help? EMAIL:glu@sos-team.com Change Password Election Info Make An Election OPTION EXCHANGE PROGRAM PROGRAM INFORMATION We urge you to read the Offering Materials carefully. Click on the links below to view detailed information on the Option Exchange Program: Offer to Exchange FAQs Employee Presentation Materials Schedule TO - Tender Offer Statement Make An Election Return to Home Page

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OPTION EXCHANGE PROGRAM

ELECTION FORM

The offer expires at 5:30 p.m., Pacific Time, on May 20, 2009, unless Glu extends the offer.

Name: **GENERIC USER2** Exchange ID: **DEMOUSER**

Please indicate below whether or not you elect to exchange your Eligible Options for New Options in accordance with the terms and conditions of the Offer to Exchange. You may elect to exchange all, some or none of your Eligible Options. Please note that if you elect to exchange an Eligible Option, you must exchange the entire option; you may not exchange only part of an Eligible Option. The number of New Options that you receive depends upon the number and exercise price of the Eligible Options tendered for exchange as described in more detail the Offer to Exchange and the FAQs.

To exchange an Eligible Option, check the "Yes" button under the "Exchange Election" column for the particular Eligible Option. If you do not want to exchange an Eligible Option, check the "No" button under the "Exchange Election" column for the particular Eligible Option. If you do not make an election with respect to an Eligible Option, that Eligible Option will be not exchanged. Eligible Options that are not exchanged will remain outstanding under their existing terms and conditions.

Grant No.	Grant Date	Exercise Price Per Share	Number of Options Eligible for Exchange	Option Expiration Date	Exchange Election (mark one)
2222	Jan 01, 2001	$51.00	90,909	Jan 01, 2012	○ Yes ◉ No
1111	Jan 01, 2002	$50.00	10,000	Jan 01, 2012	◉ Yes ○ No

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HOME E MAIL CONTACT US LOG OUT Need Help? EMAIL:glu@sos-team.com Change Password Election Info Make An Election OPTION EXCHANGE PROGRAM EXCHANGE ELECTION REVIEW You have made the following elections with respect to your Eligible Options: Grant No. Grant Date Exercise Price Number of Options Option Expiration Date Exchange Per Share Eligible for Exchange Election 2222 Jan 01, 2001 $51.00 90,909 Jan 01, 2012 Yes No 1111 Jan 01, 2002 $50.00 10,000 Jan 01, 2012 Yes No Is this information correct? If yes, click PROCEED TO CONFIRMATION to continue. If no, click RETURN TO PREVIOUS SCREEN. RETURN TO PREVIOUS SCREEN PROCEED TO CONFIRMATION

HOME EMAIL CONTACT US LOG OUT Need Help? EMAIL:glu@sos-team.com Change Password Election Info Make An Election OPTION EXCHANGE PROGRAM ACKNOWLEGEMENT Terms and Conditions 1. Defined Terms. Terms used but not defined in this Acknowledgement have the means ascribed to such terms in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options (the "Offer to Exchange") that was filed with the Securities and Exchange Commission on April 22, 2009, including the Summary Term Sheet in that document. References in this Acknowledgement to "Glu," "we," "us," "our" and "ours," mean Glu Mobile Inc. 2. Expiration Date. The Option Exchange Program and your right to tender, or withdraw a tender, of your Eligible Options will expire at 5:30 p.m., Pacific Time, on May 20, 2009 or on a later date, if we extend the Option Exchange Program (the "Option Exchange Program Deadline"). 3. Delivery of Election Form. If you intend to tender your Eligible Options under the Option Exchange Program for an equal or lesser number of New Options in accordance with the exchange ratios set forth below you must complete and acknowledge your participation through this Option Exchange Program website (or another permitted method under the Offer to Exchange) before the Option Exchange Program Deadline. Exercise Price Exchange Ratio (New Example Options-for-Eligible Options) $1.25 - $1.99 1-for-1 5,000 New Options issued in exchange for 5,000 Eligible Options 2.00 - 3.99 1-for-2 5,000 New Options issued in exchange for 10,000 Eligible Options 4.00 - 5.94 1-for-3 5,000 New Options issued in exchange for 15,000 Eligible Options 5.95 or greater 1-for-4 5,000 New Options issued in exchange for 20,000 Eligible Options

Your election to participate will only be effective upon our receipt of your election through this Option Exchange Program website (or another permitted method under the Offer to Exchange). Glu will not accept delivery of an election to participate in the Option Exchange Program by any other means. You are responsible for ensuring that, if you wish to participate, you complete and acknowledge your participation through this website (or another permitted method under the Offer to Exchange) by the Option Exchange Program Deadline. The Option Exchange Program is completely voluntary. You are not required to tender your Eligible Options for exchange. If you do not receive by email an Election Confirmation Statement within one business day after the date you completed and acknowledged your participation through this website, please email the Option Exchange Program administrator at glu@sos-team.com. 4. Withdrawal of Election. You may withdraw your election to exchange your Eligible Options at any time prior to the Option Exchange Program Deadline. To withdraw your election to exchange an Eligible Option, you must log back onto this Option Exchange Program website (or email the Option Exchange Program administrator at glu@sos-team.com if you cannot log back on to this website). You may not rescind any withdrawal, and we will not consider any Eligible Option properly tendered for exchange, unless your Eligible Option is properly re-tendered before the Option Exchange Program Deadline by following the procedures described in Section 3 (Delivery of Election Form) above. 5. Signatures. All of your acceptances and/or acknowledgements pursuant to this Option Exchange Program website shall be considered an electronic signature for all legal purposes, and such acceptances and acknowledgements shall be enforceable pursuant to applicable law. 6. Irregularities. We will determine, in our discretion, all questions as to the validity, eligibility, including time of receipt, and acceptance of your election to exchange Eligible Options. Our determination of these matters will be final and binding on all parties. We may reject any election to exchange an Eligible Option that we determine is not in appropriate form or that we determine would be unlawful to accept. Otherwise, we will accept properly and timely elected Eligible Options that are not validly withdrawn. We also reserve the right to waive any of the conditions of your election to exchange an Eligible Option or any defect or irregularity in your election to exchange an Eligible Option tendered before the Option Exchange Program Deadline. Your election to exchange an Eligible Option will not be valid until you have cured all defects or irregularities to our satisfaction or they have been waived by us before the Option Exchange Program Deadline. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any such notice. 7. Conditional or Contingent Offers. We will not accept any alternative, conditional or contingent tenders.

We encourage you to consult with your own legal, accounting and tax advisors if you have any questions about how the Option Exchange Program may impact your individual financial or tax situation and the consequences of participating or not participating in the Option Exchange Program. By clicking I AGREE below, I understand and agree that: a. I am an employee of Glu Mobile Inc. (U.S.), Glu Mobile Limited (U.K.), Superscape Inc. (U.S.) or Superscape Limited (U.K.), and I reside in either the U.S. or the U.K. b. I have received and read the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, dated as of April 22, 2009, and all of the ancillary materials available on this website (the "Option Exchange Materials"). c. I understand that, upon acceptance by Glu, my election to participate will constitute a binding agreement between Glu and me with respect to all of my Eligible Options that are accepted for cancellation and exchange, unless I complete a later-dated election through this website (or another permitted method under the Offer to Exchange) with respect to my Eligible Options prior to the Option Exchange Program Deadline. d. I understand that nothing in the Option Exchange Program modifies or changes my employment relationship with Glu or its subsidiaries and that, subject to applicable law, if my employment with Glu is terminated by me or Glu or its subsidiary (as applicable) voluntarily, involuntarily, or for any reason or no reason, on or before the Option Exchange Program Deadline, I will not have a right to the grant that I would have been eligible to receive under the Option Exchange Program. e. I understand that, under certain circumstances stated in the Option Exchange Materials, Glu may extend, amend, withdraw or terminate the Option Exchange Program and postpone its acceptance and cancellations of any Eligible Option that I have tendered for exchange. In any such event, I understand that the Eligible Options tendered by me for exchange but not accepted will remain in effect with their current terms and conditions. f. I understand that my elections pursuant to this website will survive my death or incapacity and will be binding on my heirs, personal representatives, successors and assigns. g. I understand that to administer the Option Exchange Program, Glu must collect, use and transfer certain information regarding me and my Eligible Options, including, but not limited to, my name, home address and telephone number, date of birth, social security number, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Glu or its subsidiaries, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor. Further, Glu may have to pass that information onto third parties who are assisting with the Option Exchange Program. By submitting this Election Form, I explicitly and unambiguously agree to such collection, use and transfer, in electronic or other form, of my personal data by me and the third parties assisting Glu with the Option Exchange Program, for the exclusive purpose of implementing, administering and managing my participation in the Option Exchange Program. By submitting this Election Form, I also acknowledge and agree that: i. The parties receiving this data may be located outside of my country of residence, and the recipient's country may have different data privacy laws and protections than my country of residence: ii. The data will be held only as long as necessary to implement, administer and manage the Option Exchange Program; iii. I can request from Glu a list of the names and addresses of any potential recipients; iv. I can request additional information about how the data is stored and processed; and v. I can request that the data be amended if it is in correct. If you are a holder of an Eligible Option and reside in the U.K., you can withdraw your consent to the collection, use and transfer of your data by contacting Option Exchange Administration at qlu@sos-team.com. However, if you withdraw your consent, it may affect your ability to participate in the Option Exchange Program. Please contact us if you have any questions. If you do not agree to these terms, click RETURN TO PREVIOUS SCREEN. If you agree to these terms, click I AGREE to complete your election and print a confirmation page. Email Address: WEBDEV@S0S-TEAM.COM Exchange ID: DEMOUSER RETURN PREVIOUS SCREEN I AGREE

. Home EUIL ttCHMli: -LDEIUT Need Help? EMAILqiulgisQS-tsam.cam OPTION EXCHANGE PROGRAM PRINT CONFIRMATION Name: GENERIC USER2 ExchangelD: DEMOUSER Date and Time: 4/20/2009 10:12:40 PM PST YOUR ELECTION HAS BEEN ACCEPTED AND RECORDED AS FOLLOWS: N unber of Options Excercise Price Eligible for Option Expiration Exchange Grant No. Grant Date Per Share Exchange Date Election 2222 Jan 01,2001 $51.00 90,909 Jan 01,2012 No 1111 Jan 01,2002 $50.00 10,000 Jan 01,2012 Yes —— — PHI NT THIS PAGE FOR YOUR RECORDS by clicking the PRI NT A CON FlRMATION button below. This will serve as your Election Confirmation Statement in tlie event this website does not register your election or email you an “Election Confirmation Statement” within one business day after your submission If you do not receive a confirmation email within one business day after your submission please forward a copy of your printed Election Confirmation Statement via email to glufijsos-teann. com. AFTER YOUR CONFIRMATION HAS PRINTED. CLICK •LOGOUT. IMPORTANT NOTE: WITHDRAWING YOUR ELECTION. You may withdraw your election to tender at any time prior to the Option Exchange Program Deadline. To withdraw your election to exchange an Eligible Option, you must log back on to this Option Exchange Program website and withdraw your election by 6:30 p.m., Pacific Time, on May 20, 2009, unless otherwise extended by us and submit a new election. I f you cannot log back on to this website, please contact the Option Exchange Program administrator at alu@sos-team.com. You may not rescind any withdrawal, and we will not consider any Eligible Option property tendered for exchange, unless your Eligible Option is property re-tendered through this Option Exchange Program website {or another permitted method under the Offer to Exchange} before the Option Exchange Program Deadline

Home Print Confirmation Date 04/20/2009 10:13:27 PM P5T Dear GENERIC USER2 Exchange lD DEMOUSER YOUR ELECTION HAS BEEN ACCEPTED AND RECORDED AS FOLLOWS: Exercise Number of Price Per Options Eligible Option Exchange Grant Mo. Giant Date Snare for Excnange Expiration Date Election 2222 Jan 01,2001 $51.00 90,909 Jan01,2012 No —— —— — 1111 Pan 01,2002 $50.00 | 10,000 Jan01,r2012 | Yes —— —— —— — if you have submitted your elecnon elecmonically, we smoncfly encourage you ooprinrrftis page and .keep Fr for your records.

HOME E MAIL CONTACT US LOG OUT Need Help? EMAIL: glu@sos-team.com Change Password Election Info Make An Election Please direct questions on the Option Exchange Program to: Phone: (650) 532-2400 Email: glu@sos-team.com

HOME E MAIL CONTACT US LOG OUT Need Help? EMAIL: glu@sos-team.com Change Password Election Info Make An Election To change your password, enter your Email Address, Old Password, New Password, Re-enter New Password and Click on the Update button. The password has a maximum limit of 9 characters and it can be a combination of letters and/or digits only. Enter Email Address: Enter Old Password: Enter New Password: Re-enter New Password: Update